SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 5, 2009

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0169065
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Hancock Plaza, 2510 14th Street,
Gulfport, Mississippi	39501
(Address of principal executive offices)	(Zip code)

(228) 868-4000
(Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events. On October 5, 2009 Hancock Holding Company held its first analyst day at which the attached presentation, constituting a remix of its second quarter financial data was presented.  A copy of the presentation is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits.

99.1   On October 5, 2009 Hancock Holding Company held its first analyst day at which the attached presentation, constituting a remix of its second quarter financial data was presented.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 8, 2009

HANCOCK HOLDING COMPANY
(Registrant)

By:	/s/ Paul D. Guichet
Paul D. Guichet
Vice President
Investor Relations